                                                                    Exhibit 99.2

                             [TRANSPRO LOGO OMITTED]

                                         FOR:  TRANSPRO, INC.

                                         CONTACT:
                                         Richard A. Wisot
                                         Chief Financial Officer
                                         (203) 859-3552
FOR IMMEDIATE RELEASE
                                         Financial Dynamics
                                         Investor Relations: Christine Mohrmann,
                                         Eric Boyriven
                                         (212) 850-5600

               TRANSPRO AND MODINE AFTERMARKET TO FORM NEW COMPANY

 TRANSACTION TO CREATE LEADING MANUFACTURER AND SUPPLIER OF HEATING AND COOLING
      COMPONENTS AND SYSTEMS TO THE AUTOMOTIVE AND HEAVY DUTY AFTERMARKETS

NEW HAVEN, CONNECTICUT, October 29, 2004, Transpro, Inc. (AMEX: TPR) today announced the signing of a letter of intent with Modine Manufacturing Company
(NYSE: MOD) that sets forth the terms of a proposed merger of Modine's aftermarket business into Transpro in an all-stock transaction to form a new
Company. As part of the transaction, Modine will acquire Transpro's heavy duty
OEM business for cash. Transpro is a manufacturer and supplier of heating and cooling components and systems, and Modine specializes in thermal management systems and components.

TRANSACTION SUMMARY

Under the letter of intent, Modine would spin off its aftermarket business on a debt-free basis to its shareholders and the resulting Company would immediately be merged into Transpro. Each step of the transaction is expected to be tax-free to the shareholders of both companies. In the merger, Transpro would issue 8.8 million common shares to Modine's shareholders, who would, as a result, hold 54%
of the new Company's shares. Transpro's current shareholders would own 46% of the new Company's 16.3 million shares outstanding. Transpro would concurrently sell its heavy duty OEM business to Modine for $17 million in cash.

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TRANSPRO AND MODINE AFTERMARKET TO FORM NEW COMPANY                       PAGE 2

The new Company will be governed by a ten-member Board of Directors, which will include six members of Transpro's existing Board and four members that will be selected by Modine. One of Transpro's current outside directors will serve as chair of the new Company's Board of Directors. Charles E. Johnson, Transpro's
CEO, will serve as the new Company's CEO.

The letter of intent has been approved by Transpro's Board of Directors. The closing is subject to the negotiation of definitive documentation, shareholder and regulatory approvals, and customary conditions. The parties expect to sign definitive documentation during the fourth quarter of 2004 and to close the transaction during the first quarter of 2005. Because of the foregoing conditions and other factors, there can be no assurance that the transaction will be completed, or as to its ultimate timing or terms.

TRANSACTION BENEFITS

Transpro believes that the merger offers significant potential benefits to both parties' customers, employees and shareholders by creating a strategically and financially stronger company.

-     EXPANDED INTERNATIONAL COMPETITIVE POSITION. Combining the two companies'
      established manufacturing and distribution footprints enhances their ability to compete on an international basis and to serve an expanded customer base throughout North America, Latin America, and Europe.

-     BROADER TECHNOLOGY, PRODUCT, AND BRAND PORTFOLIO. The merger will combine the innovative technologies and product lines and established brands of both companies, enabling the new Company to remain at the forefront of aftermarket heat transfer product development and to provide a broader range of top quality products with respected brands to its customers.

-     IMPROVED BALANCE SHEET AND FINANCIAL FLEXIBILITY. The new Company will have a conservative leverage profile and substantial liquidity resources that will provide financial flexibility during the critical 12- to
      18-month integration process. The new Company's debt-to-capitalization ratio is expected to improve to 20% from Transpro's current ratio of 50%.

-     SIGNIFICANT SYNERGY OPPORTUNITIES. The new Company will have significant opportunities for improved financial performance through identified synergies. The benefits are expected to come from facility rationalization, manufacturing efficiencies, and improved material sourcing. It is expected that at least $20 million of recurring full-year synergy benefits will be generated once the integration process is complete. Additional cost savings are also being targeted.

The new Company, which will have net sales in excess of $400 million, is expected to be profitable in the first year of the combination before restructuring charges, which are expected to total $10 million to $14 million over the 12- to 18-month integration period. The new Company's debt level will be reduced, compared to Transpro's current debt level, through the merger by the application of cash in Modine's aftermarket business and the proceeds from the sale of Transpro's heavy duty OEM business. As a result of the reduced debt level and the contribution of Modine's aftermarket business to the merger on a debt-free basis, the new Company will be well capitalized and is expected to have significantly improved borrowing capacity at the time of the merger.

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TRANSPRO AND MODINE AFTERMARKET TO FORM NEW COMPANY                       PAGE 3

Transpro expects to be the acquirer for purchase accounting purposes, which could result in the realization of negative goodwill and a related extraordinary gain in the year the transaction closes. Additionally, the new Company will benefit from a gain on the sale of the heavy duty OEM business in the year the transaction closes.

EXECUTIVE COMMENTS

Mr. Johnson, Transpro's CEO, said, "The combination of these two well respected businesses assures that the new Company will have the operational scale and financial flexibility required to compete internationally and positions it to focus on the aftermarket segment of the industry. These benefits will provide long-term growth opportunities for our employees and shareholders and even better service to our customers. At the same time, we are proud of the achievements of our heavy duty OEM business and are pleased to have aligned it with a new business partner that is fully focused on this heat transfer market segment."

ADDITIONAL INFORMATION

-    SEC FILINGS. Transpro has posted additional information about the transaction on its website (www.transpro.com) and is filing that information with the SEC.

-    ADVISORS. Wachovia Securities is acting as financial advisor and Jones Day is providing legal counsel to Transpro. Robert W. Baird & Co. Incorporated is acting as financial advisor and Quarles & Brady LLP is providing legal counsel to Modine.

-    CONFERENCE CALL. Transpro will hold a conference call to discuss the transaction, which will be simultaneously broadcast live over the Internet with an associated slide presentation. Charles E. Johnson, President and
     Chief Executive Officer, and Richard A. Wisot, Chief Financial Officer,
     will host the call.

                            FRIDAY, OCTOBER 29, 2004
                                 11:00 A.M. EDT
                                 10:00 A.M. CDT
                                  9:00 A.M. MDT
                                  8:00 A.M. PDT

     A replay of the call will be available beginning approximately two hours after the call ends until Friday, November 5, 2004 at 11:59 P.M. EST. The replay number is (800) 642-1687 and the pass code is 1921203.

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TRANSPRO AND MODINE AFTERMARKET TO FORM NEW COMPANY                                                                    PAGE 4

     To access the webcast live over the Internet, please go to:

                  http://phx.corporate-ir.net/phoenix.zhtml?p=
                    irol-eventDetails&c=63902&eventID=961859

     or access the webcast link on the Company's homepage at:

                             http://www.transpro.com

     Please allow 15 minutes prior to the call to visit the sites to download and install any necessary audio software. Approximately one hour after the call ends, the archived version of the conference call may be accessed at these sites through Friday, November 5, 2004 at 11:59 P.M. EST.

TRANSPRO, INC. is a leading manufacturer and distributor of aftermarket and OEM heat transfer and temperature control products for automotive and heavy duty applications.

TRANSPRO, INC.'S STRATEGIC CORPORATE VALUES ARE:

  o   Being An Exemplary Corporate Citizen
  o   Employing Exceptional People
  o   Dedication To World-Class Quality Standards
  o   Market Leadership Through Superior Customer Service
  o   Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS

Statements included in this news release which are not historical in nature are forward-looking statements under the U.S. securities laws. These statements inherently involve risks and uncertainties and actual future results may differ from those expressed or implied in these statements. These differences could be material. Factors that could cause or contribute to such differences include, but are not limited to, (1) the possibility that the companies may not be able to agree to definitive transaction documents, (2) the possibility that conditions to the transaction, including stockholder or regulatory approvals, may not be satisfied, (3) problems arising in the integration of the respective businesses, (4) unexpected costs relating to the transaction, (5) the businesses suffering as a result of uncertainty surrounding the transaction, (6) general market perception of the transaction, (7) the effect of any changes in customer and supplier relationships and purchasing patterns, (8) the ability to retain key personnel, (9) other uncertainties and matters beyond the control of management of the companies, and (10) other risks detailed in the periodic filings filed by Transpro and Modine with the SEC. Neither Transpro nor Modine assumes any obligation, and each expressly disclaims any duty, to update information contained in this news release except as required by law. Transpro intends to file with the SEC a registration statement on Form S-4 that will include a prospectus and proxy/information statement and other relevant documents in connection with the proposed transaction. Investors and security holders of each company are urged to read the prospectus and proxy/information statement and other relevant materials when they become available because they will contain important information about Transpro and Modine and the proposed transaction. Investors and security holders may obtain a free copy of these materials (when they are available) and

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TRANSPRO AND MODINE AFTERMARKET TO FORM NEW COMPANY                                                                    PAGE 5

other documents filed with the SEC at the SEC's website at www.sec.gov. In addition, the documents filed with the SEC by Transpro may be obtained free of charge by directing such requests to Transpro, Inc., Attention: Investor
Relations, 100 Gando Drive, New Haven, CT 06513, or from Transpro's website at
www.transpro.com. The documents filed with the SEC by Modine may be obtained free of charge by directing such requests to Modine Manufacturing Company,
Attention: Investor Relations, 1500 DeKoven Avenue, Racine, WI 53403, or from
Modine's website at www.modine.com. Transpro, Modine, their respective executive officers and directors and certain members of management may be deemed to be participants in the solicitation of proxies from Transpro stockholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the prospectus and proxy/information statement. This press release will not constitute an offer to sell or a solicitation of an offer to buy any security and will not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

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